Exhibit 99.1


         VistaPrint Reports First Quarter Fiscal 2006 Financial Results;
                 Revenue Increased 62 Percent to $28.9 Million;
                     Net Income Improved to 10% of Revenues;
                 New Canadian Production Facility Comes On Line


    HAMILTON, Bermuda--(BUSINESS WIRE)--Oct. 25, 2005--VistaPrint Limited (Nasdaq:VPRT), the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers, today announced the financial results for the quarter ended September 30, 2005, the first quarter of VistaPrint's fiscal year 2006.
    Total company revenue for the quarter was $28.9 million, an increase of 62 percent versus $17.9 million for the same quarter of fiscal 2005. Revenue growth was driven by increases in small business products such as business cards, marketing postcards and brochures as well as a continued expansion in consumer products such as invitations and birth announcements. Increases in the number of website sessions, the conversion rate of website sessions to orders and the average value of orders placed by customers all contributed to the growth.
    For the first quarter of fiscal 2006 the company achieved net income of $2.9 million, or 10.0% of revenues, and earnings per share on a diluted basis of $0.04. The company incurred a net loss of $20.4 million in the first quarter of fiscal year 2005, which included a $21 million contract termination charge.
    "This quarter marked our 21st quarter in a row of sequential organic revenue growth," said Robert Keane, president and CEO of VistaPrint. "Our top line growth, driven by both new customer and repeat customer purchases, continues to prove that the small office home office market values the high quality graphic design services and customized printed products that VistaPrint delivers at affordable prices."
    "Three keys to our business are our proprietary back-end order aggregation and print technology, our proprietary front-end design technology and our Internet marketing expertise. When combined with VistaPrint's computer integrated and automated manufacturing processes, they allow us to deliver massive volumes of designed, custom-manufactured orders: currently over 10,000 per day. The result is high quality product at very affordable prices for our customers and strong margins for our company," continued Keane.

    Key financial metrics for the first quarter of 2006:

    -- Revenue bookings from repeat customers increased to 59.6 percent versus 54.2 percent in the first quarter of fiscal 2005.

    -- Average order values increased 10.6 percent from the same quarter of the prior fiscal year to $31.

    -- Web site sessions increased by 41.1 percent from the same quarter of fiscal 2005.

    -- Conversion rates increased to 4.5 percent from 4.4 percent in the first quarter of fiscal 2005.

    -- Revenue minus cost of sales was 60.9 percent versus 61.8 percent in the same quarter of the prior fiscal year.

    --  Operating margins increased to 11.7 percent of revenues.

    -- Capital expenditures in the first quarter of 2006 totaled $3.3 million, primarily related to the completion of the production facility in Windsor, Ontario.

    On August 30, 2005 VistaPrint completed the transition of its North American production being produced by an outsourced vendor to a newly constructed VistaPrint facility in Windsor, Ontario. VistaPrint is now 100 percent vertically integrated from a manufacturing standpoint, handling all production in-house.
    "The transition to our Windsor printing facility has been a huge success," said Paul Flanagan, chief financial officer of VistaPrint. "During the first two months of the quarter, we incurred start up and training costs associated with getting the new facility operational. We were very pleased that we were able to have a smooth transition, absorb these additional costs and still deliver strong margins."
    VistaPrint also completed a $138 million initial public offering on September 29, 2005, with net proceeds of $61.4 million, less underwriting discounts, to the company and the remaining net proceeds to selling shareholders. The Company received its net proceeds from the IPO on October 5, 2005.
    "We are pleased with the reception we received from the financial markets throughout the IPO process," said Keane. "After receiving the proceeds from our initial public offering, we now have $88 million in cash. Additionally, for the quarter ended September 30, 2005, we generated $3 million in cash from operations. This gives us a strong balance sheet from which we can invest in additional products, services, technology and infrastructure to better serve our customers and extend our market leadership."
    In the first quarter, the company also made additions to its management team and board of directors. Anne Drapeau joined as executive vice president and chief people officer, reporting directly to Robert Keane. Prior to joining VistaPrint, Drapeau oversaw the human resources function as chief people officer at Digitas, a leader in the digital and direct marketing industry. VistaPrint also appointed Daniel Ciporin, former chairman and CEO of Shopping.com, to its board of directors. Ciporin will serve on the company's Audit Committee and Nominating and Corporate Governance Committee.
    VistaPrint will hold a conference call to discuss first quarter fiscal 2006 financial results at 8:00 a.m. (EST) on October 26, 2005. To listen to the live webcast, log on to the Investor Relations section of www.vistaprint.com. A replay of the event will be available on the Company's website from 10:00 a.m. on October 26, 2005 until midnight on November 9, 2005.

    About VistaPrint

    VistaPrint is the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers. VistaPrint offers custom designed, full-color, low-cost printed products even in small quantities. Over 5 million small businesses and consumers have already chosen VistaPrint for products ranging from business cards and brochures to invitations and thank you cards. A global company, VistaPrint employs more than 450 people and operates 16 localized Web sites serving over 120 countries around the world. A broad range of design options are available online at www.vistaprint.com. VistaPrint's printed products are satisfaction guaranteed.

    VistaPrint and VistaPrint.com are registered trademarks and the VistaPrint logo is a trademark of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

    This press release contains information about future expectations, plans and prospects of our management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business, operating performance, our margins, our market leadership position and our ability to extend such position. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenues, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, and other factors that are discussed in our Registration Statement on Form S-1 and other documents periodically filed with the SEC.
    In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.


                          VistaPrint Limited

                     Consolidated Balance Sheets


                                                   September  June 30,
                                                      30,
                                                     2005      2005
                                                   ---------  --------
                                                      (Unaudited)
                                                    (In thousands,
                                                    except share and
                                                     per share data)
Assets
Current assets:
   Cash and cash equivalents                      $  26,856  $ 26,402
   Accounts receivable, net of allowances of $53
    and $57 at September 30, 2005 and June 30,
    2005, respectively                                1,049     1,186
   Receivable from underwriter, net IPO proceeds     61,380         -
   Inventory                                            492       354
   Deferred tax asset                                   789       947
   Prepaid expenses and other current assets          1,277     2,021
                                                   ---------  --------
Total current assets                                 91,843    30,910
Property, plant and equipment, net                   32,111    29,913
Software and web site development costs, net          1,713     1,916
Patents                                               1,521     1,556
Deposits, image licenses and other noncurrent
 assets                                               1,666     1,691
                                                   ---------  --------

Total assets                                      $ 128,854  $ 65,986
                                                   =========  ========

Liabilities, redeemable convertible preferred shares and
 shareholders' equity (deficit)
Current liabilities:
   Trade accounts payable:
           Mod-Pac Corporation                    $       -  $  1,628
           All other vendors                          1,549     2,889
   Accrued expenses                                  12,259    10,585
   Deferred revenue                                   1,056       540
   Current portion of long-term debt                  1,688     1,281
                                                   ---------  --------
Total current liabilities                            16,552    16,923
Long-term debt                                       16,212    15,696
Commitments and contingencies
Series A redeemable convertible preferred shares,
 par value $0.001 per share, 0 and 11,000,000
 shares authorized, 0 and 9,845,849 shares issued
 and outstanding at September 30, 2005 and June
 30, 2005, respectively (aggregate liquidation
 preference of $0 and $14,080, respectively)              -    13,556
Series B redeemable convertible preferred shares,
 par value $0.001 per share, 0 and 13,008,515
 shares authorized, 0 and 12,874,694 shares
 issued and outstanding at September 30, 2005 and
 June 30, 2005 (aggregate liquidation preference
 $0 and $52,915, respectively)                            -    57,880
Shareholders' equity (deficit):
   Common shares, par value $0.001 per share,
    500,000,000 and 39,289,197 shares authorized
    at September 30, 2005 and June 30,2005,
    respectively; 39,843,984 and 11,374,892
    shares issued and outstanding at September
    30, 2005 and June 30, 2005, respectively             40        11
   Additional paid-in capital                       135,234     2,679
   Accumulated deficit                              (39,410)  (41,017)
   Accumulated other comprehensive income               226       258
                                                   ---------  --------

Total shareholders' equity (deficit)                 96,090   (38,069)
                                                   ---------  --------


Total liabilities, redeemable convertible
 preferred shares and shareholders' equity
 (deficit)                                        $ 128,854  $ 65,986
                                                   =========  ========




                         VistaPrint Limited

               Consolidated Statements of Operations


                                                 Three Months Ended
                                                   September 30,
                                             -------------------------
                                                 2005         2004
                                              -----------  -----------
                                                    (Unaudited)
                                              (in thousands, except
                                                share and per share
                                                       data)

Revenue                                      $    28,898  $    17,861

Cost of revenue (1)                               11,300        6,820
Technology and development expense (1)             2,976        2,504
Marketing and selling expense (1)                  9,566        6,551
General and administrative expense (1)             1,661        1,219
Loss on contract termination                           -       21,000
                                              -----------  -----------

Income (loss)  from operations                     3,395      (20,233)
Other income (expenses), net                          53            4
Interest expense                                     226           51
                                              -----------  -----------
Income (loss) from operations before income
 taxes                                             3,222      (20,280)
Income tax provision                                 321          131
                                              -----------  -----------

Net income (loss)                            $     2,901  $   (20,411)
                                              ===========  ===========

Net income (loss) attributable to common
 shareholders:
      Basic                                  $       557  $   (21,339)
      Diluted                                $       631  $   (21,339)

Basic net income (loss) per share            $      0.05  $     (1.88)
                                              ===========  ===========

Diluted net income (loss) per share          $      0.04  $     (1.88)
                                              ===========  ===========

Weighted average common shares outstanding -
 basic                                        11,760,948   11,358,575
                                              ===========  ===========

Weighted average common shares outstanding -
 diluted                                      14,317,076   11,358,575
                                              ===========  ===========

(1) Share-based compensation is allocated as follows:
                                                 Three Months Ended
                                                   September 30,
                                             -------------------------
                                                 2005         2004
                                              -----------  -----------
                                                    (Unaudited)
                                                  (in thousands)

Cost of revenue                              $         -  $         -
Technology and development expense                     5            -
Marketing and selling expense                          3            -
General and administrative expense                     5            -
                                              -----------  -----------
                                             $        13  $         -
                                              ===========  ===========



                          VistaPrint Limited

                Consolidated Statements of Cash Flows


                                                    Three Months Ended
                                                   -------------------
                                                   September September
                                                    30, 2005  30, 2004
                                                   --------- ---------
                                                       (Unaudited)
                                                     (in thousands)

Operating activities
Net income (loss)                                  $  2,901  $(20,411)
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
      Depreciation and amortization                   1,813     1,343
      Share compensation expense                         13         -
      Deferred taxes                                    158        16
      Recovery of doubtful accounts                      (4)        -
      Changes in operating assets and liabilities:
          Accounts receivable                           139      (229)
          Inventory                                    (138)       (6)
          Prepaid expenses and other assets             231    (1,097)
          Accounts payable                           (2,963)      774
          Accrued expenses and other current
           liabilities                                1,042       744
                                                    --------  --------
Net cash provided by (used in) operating
 activities                                           3,192   (18,866)

Investing activities
Purchases of property, plant and equipment, net (3,325) (1,847) Capitalization of software and website development
 costs                                                 (414)     (547)
                                                    --------  --------
Net cash used in investing activities                (3,739)   (2,394)

Financing activities
Proceeds from long-term debt                          1,084         -
Repayment of long-term debt                            (136)        -
Payment of offering costs                              (289)        -
Proceeds from issuance of Series B preferred
 shares, net                                              -    22,693
Proceeds from issuance of common shares                 360         1
                                                    --------  --------
Net cash provided by financing activities             1,019    22,694

Effect of exchange rate changes on cash                 (18)       56
                                                    --------  --------
Net increase in cash and cash equivalents               454     1,490

Cash and cash equivalents at beginning of period     26,402    20,060
                                                    --------  --------

Cash and cash equivalents at end of period         $ 26,856  $ 21,550
                                                    ========  ========

Supplemental Noncash Investing and Financing
 Activities:
          Receivable from underwriter, net IPO
           proceeds                                $ 61,380  $      -


    CONTACT: VistaPrint Limited
             Investor Relations:
             Katy Nash, 781-547-6316
             investorrelations@vistaprint.com
             or
             Media Relations:
             Manya Chait, 781-547-6319
             publicrelations@vistaprint.com